UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2021

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information contained in Item 2.05 discussing certain charges expected to be recognized by Verso Corporation (“Verso”) in the fourth quarter ended December 31, 2020 is hereby incorporated by reference into this Item 2.02.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 22, 2021, Verso’s Board of Directors approved management’s decision to not restart its paper mill in Duluth, Minnesota (the “Duluth Mill”) and to continue with its efforts to sell the mill. This decision was made in response to the continued accelerated decline in printing and writing paper demand resulting from the COVID-19 pandemic. The decision to not restart the Duluth Mill, which has been idle since July 2020, will reduce Verso’s total annual production capacity by approximately 270,000 tons of supercalendered paper. Verso furloughed approximately 190 employees when the mill was idled in July 2020, while a smaller group of approximately 35 employees remained at the mill to maintain critical systems.

In connection with the decision to not restart the Duluth Mill, Verso expects to recognize approximately $5 million to $10 million in certain contract termination and other associated charges in the fourth quarter ended December 31, 2020. Verso expects to further reduce the number of employees remaining at the mill by 15 to 20 and expects to recognize less than $1 million of additional severance and related benefits charges for these employees in the fourth quarter ended December 31, 2020. As of December 31, 2020, the Duluth Mill had property, plant and equipment with a net book value of approximately $75 million and store-room inventory of approximately $2 million. Verso expects to recognize non-cash charges related to the Duluth Mill property, plant and equipment and store-room items of approximately $65 million to $70 million in the fourth quarter ended December 31, 2020.

Item 2.06	Material Impairments.

The information contained in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

In this Current Report on Form 8-K, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso and include statements regarding the expected charges to be recognized in the fourth quarter ended December 31, 2020, the expectations regarding the reduction in paper production as a result of not restarting Duluth Mill, and the Company’s plans to sell Duluth Mill. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed from time to time in Verso’s filings with the Securities and Exchange Commission (“SEC”), including those in Verso’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports Verso files with the SEC. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer